SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                   Date of Report: May 9, 1997
                (Date of earliest event reported)



                          COMPUTER CONCEPTS CORP.
      (Exact name of registrant as specified in its charter)



   Delaware                     0-20660                  11-2895590
(State or other              (Commission                (IRS Employer
 jurisdiction of              File Number)             Identification
 incorporation)                                            Number)




   80 Orville Drive, Bohemia, New York                    11716
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number
including area code                              (516) 244-1500





   (Former name or former address, if changed since last report)

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Item 9.   Sales of Equity Securities Pursuant to Regulation S.

The following Information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the Registrant sold by the Registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A. TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE TRANSACTION - Convertible Debentures which may be settled only by conversion, issued for an aggregate gross principal of $3,865,000, of which a first tranche of $1,270,000 closed on May 9, 1997, and is convertible no sooner than June 23, 1997, nor later than June 23, 1999, and of which the second tranche of $2,595,000 closed on May 23, 1997, and is convertible no sooner than July 8, 1997, nor later than May 15, 1998, into shares of $.0001 par value common stock of the Registrant in the manner indicated in Item 9E, below. On June 23, 1999, all first tranche debentures still outstanding, and on May 15, 1998, all second tranche debentures still outstanding, will automatically be converted in the manner indicated in Item 9E, below. Options exercisable for 357,500 shares of common stock were also issued to the placement agents exercisable at prices ranging from $.39375 to $.73125 per share.

B. NAME OF THE PLACEMENT AGENT(S) IS - first tranche; GMF Holdings, Inc.; second tranche: J. P. Carey Enterprises, Inc.

C. CONSIDERATION RECEIVED - Total consideration paid by financing participants for issuance of the convertible debentures was $3,865,000 with Registrant receiving net proceeds of $3,380,992 after deduction of cash commissions.

D. PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD AND EXEMPTION FROM REGISTRATION CLAIMED - Three unrelated, non-affiliated, non-U.S. Persons in the first tranche and twelve unrelated, non-affiliated, non-U.S. Persons, each eligible for utilization of Regulation S under the Act as not being a "U.S. Person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. Persons in accordance with aforesaid Regulation S under the Act and has further warranted and represented that such person(s) is an "accredited investor" as defined under the Act.

E. TERMS OF CONVERSION - The convertible debentures (hereinafter the "Debentures") are convertible into shares of common stock any time 45 days following closing, each at 75% of the average closing bid price for the five trading days preceding the date of conversion or the average bid price at the date of closing, whichever is less.


     Exhibits - None

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Computer Concepts Corp.



                              By:
                                   Daniel DelGiorno
                                   President

Date: May 23, 1997